UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported) August 8, 2014

FUSE SCIENCE, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction
of Incorporation)

000-22991
(Commission File Number)

6135 NW 167 th Street, #E-21 Miami Lakes, Florida
(Address of Principal Executive Offices)

(305) 503-3873
(Registrant’s telephone number, Including Area Code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

    As used in this Current Report on Form 8-K and unless otherwise indicated, the terms the “Company,” “Fuse,” “we,” “us,” and “our” refer to Fuse Science, Inc., unless the context requires otherwise.

Item 1.01    Entry Into a Material Definitive Agreement

    The disclosure set forth below under Item 3.02, Unregistered Sales of Equity Securities is hereby incorporated by reference into this Item 1.01.

Item 3.02    Unregistered Sales of Equity Securities

    On August 8, 2014, we entered into a letter agreement (the “Letter Agreement”) and closed with one (1) investor (the “Investor”) pursuant to which Fuse issued and sold, and the investor  purchased from the Company (i) a senior secured convertible notes (the "August 2014 Note"), in the form attached as Exhibit 10.2 to this Report,, in the principal amount of $20,000, which Note shall be convertible into shares of the Company's common stock, $0.001 par value per share (the "Common Stock") and (ii) warrants (the "August 2014 Warrants ") to purchase 6,250,000 shares of Common Stock at an exercise price of $0.0015 in the form attached as Exhibit 10.3 to this Report.

    Copies of the forms of Letter Agreement, Note and Warrant , are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference. The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to such documents.

Item 9.01    Financial Statements and Exhibits

Exhibits:

10.1	Form of Letter Agreement
10.2	Form of Series B Senior Secured Convertible Note
10.3	Form of Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUSE SCIENCE, INC.

By: /s/ Brian Tuffin
Brian Tuffin, Chief Executive Officer and Acting Chief
Financial Officer

Dated:   August 13, 2014